Exhibit 99.1

THE TILE SHOP REPORTS Fourth QUARTER 2020 RESULTS

MINNEAPOLIS – March 11, 2021 – Tile Shop Holdings, Inc. (OTC Pink: TTSH) (the “Company”), a specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, today announced results for its fourth quarter ended December 31, 2020.

Fourth Quarter Summary

Net Sales Increased 3.8%

Comparable Store Sales Increased 3.3%

Gross Margin of 68.5%

SG&A Expenses Decreased $5.0 Million

Net income of $1.4 Million; Adjusted EBITDA of $10.8 Million

Management Commentary – Cabell Lolmaugh, CEO

“I am pleased to report that we were able to fully repay our outstanding debt during the fourth quarter of 2020. This accomplishment marks a milestone in our Company’s history made possible by successfully executing our initiatives to reduce expenses and improve cash flow over the last twelve months,” stated Cabell Lolmaugh, CEO. “As we turn the page to 2021, we are shifting our attention to focus on objectives that we believe will be catalysts for driving revenue growth and improving our overall profitability.”

	Three Months Ended		Full Year Ended
(unaudited, amounts in thousands, except share and per	December 31,		December 31,
share data)	2020	2019	2020	2019
Net sales	$81,556	$78,596	$325,057	$340,351
Net sales growth (decline) (1)	3.8%	(6.4)%	(4.5)%	(4.7)%
Comparable store sales growth (decline) (2)	3.3%	(6.6)%	(5.6)%	(4.6)%
Gross margin rate	68.5%	68.4%	68.1%	69.4%
Income (loss) from operations as a % of net sales	3.3%	(5.6)%	2.0%	(0.4)%
Net income (loss)	$1,375	$(4,246)	$6,031	$(4,463)
Net income (loss) per share	$0.03	$(0.09)	$0.12	$(0.09)
Adjusted EBITDA	$10,843	$5,089	$39,953	$34,846
Adjusted EBITDA as a % of net sales	13.3%	6.5%	12.3%	10.2%
Number of stores open at the end of period	142	142	142	142

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the first day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total purchases by customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation. Comparable store sales data reported by other companies may be prepared on a different basis and therefore may not be useful for purposes of comparing the Company’s results to those of other businesses. Company management believes the comparable store sales operating metric provides useful information to both management and investors to evaluate the Company’s performance, the effectiveness of its strategy and its competitive position.

FOURTH QUARTER 2020

Net Sales

Net sales in the fourth quarter of 2020 were $81.6 million and increased by $3.0 million, or 3.8% when compared to net sales during the fourth quarter of 2019. Comparable store sales increased $2.6 million, or 3.3%, for the fourth quarter of 2020 compared to the fourth quarter of 2019, due to improved customer conversion. The improvement in conversion was partially offset by a decrease in traffic from the fourth quarter of 2019 when compared to the to the fourth quarter of 2020. Our stores continued to operate at a reduced number of hours during the fourth quarter of 2020 when compared to the same period in 2019. Additionally, we continued to experience elevated levels of in-stock outages which had an adverse impact on sales during the fourth quarter of 2020.

Gross Profit

Gross profit in the fourth quarter of 2020 was $55.9 million and increased by $2.1 million, or 3.9% when compared to the fourth quarter of 2019. The gross margin rate was 68.5% for the fourth quarter of 2020 and 68.4% for the fourth quarter of 2019. The improvement in the gross margin rate was primarily due to reduced inventory write-downs and better pricing which were partially offset by a higher mix of delivery services rendered during the fourth quarter of 2020.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses in the fourth quarter of 2020 were $53.2 million and decreased by $5.0 million, or 8.6% when compared to the fourth quarter of 2019. The decrease in SG&A expense was primarily due to a decrease in store hours during the fourth quarter of 2019 as compared to the fourth quarter of 2020, which contributed to a $1.5 million reduction in compensation and benefits expenses. In addition, depreciation expense decreased by $1.4 million and legal, accounting, and consulting fees decreased by $1.2 million.

Inventory

Inventory decreased by $23.3 million from $97.6 million at the end of the fourth quarter of 2019 to $74.3 million at the end of the fourth quarter of 2020.

Long-Term Debt

As of December 31, 2020, the Company had no outstanding debt.

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2020 increased to $10.8 million, as compared with $5.1 million for the fourth quarter of 2019. See the table below for a reconciliation of GAAP net income (loss) to Adjusted EBITDA.

	Three Months Ended
(unaudited, $ in thousands)	December 31,
	2020	% of net sales	2019	% of net sales
Net income (loss)	$1,375	1.7%	$(4,246)	(5.4)%
Interest expense	228	0.3%	843	1.1%
Provision for (benefit from) income taxes	1,072	1.3%	(1,022)	(1.3)%
Depreciation & amortization	7,598	9.3%	9,038	11.5%
Stock based compensation	570	0.7%	476	0.6%
Adjusted EBITDA	$10,843	13.3%	$5,089	6.5%

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	Full Year Ended
(unaudited, $ in thousands)	December 31,
	2020	% of net sales	2019	% of net sales(1)
Net income (loss)	$6,031	1.9%	$(4,463)	(1.3)%
Interest expense	1,874	0.6%	3,792	1.1%
Benefit from income taxes	(1,529)	(0.5)%	(674)	(0.2)%
Depreciation & amortization	31,336	9.6%	33,546	9.9%
Stock based compensation	2,241	0.7%	2,645	0.8%
Adjusted EBITDA	$39,953	12.3%	$34,846	10.2%

(1) Amounts do not foot due to rounding.

Pretax Return on Capital Employed

Pretax Return on Capital Employed was 4.2% for the trailing twelve months as of the end of the fourth quarter of 2020 compared to (0.7%) for the trailing twelve months as of the end of the fourth quarter of 2019. See the Pretax Return on Capital Employed calculation in the table below.

(unaudited, $ in thousands)	December 31,
	2020(1)	2019(1)
Income (loss) from operations (trailing twelve months)	$6,376	$(1,357)
Total Assets	364,099	415,107
Less: Accounts payable	(14,905)	(23,362)
Less: Income tax payable	(111)	(49)
Less: Other accrued liabilities	(38,365)	(26,146)
Less: Lease liability	(153,427)	(162,077)
Less: Other long-term liabilities	(4,137)	(3,816)
Capital Employed	$153,154	$199,657
Pretax Return on Capital Employed	4.2%	(0.7)%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking income (loss) from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

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The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

IMPACT OF THE COVID-19 PANDEMIC

The COVID-19 pandemic has had a significant impact on the Company’s operations in 2020, and is likely to continue to have an impact on the Company in the future. The Company experienced a sharp decline in traffic toward the end of the first quarter of 2020 following the onset of COVID-19 in the United States and actions taken by state and local governments to encourage shelter in place practices. In response to this development, the Company took steps to reduce SG&A expenses by eliminating a portion of its workforce, reducing store hours, curtailing advertising spending, reducing the number of replenishment trucks sent from its distribution centers to its stores and limiting other SG&A spending when possible.

The Company also took steps to conserve cash that included working with its landlords to defer rent payments for many of its retail locations throughout the second quarter of 2020. As of December 31, 2020, the deferred rent balance was $2.1 million. The deferred rent balance is recorded as a liability within the current portion of lease liability and long-term lease liability, net balances. The majority of the remaining payments are expected to occur between the first quarter of 2021 and the third quarter of 2021. Additionally, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) contains provisions providing for the deferral of the employer portion of social security taxes incurred through the end of 2020. As of December 31, 2020, the Company had deferred $2.7 million in social security tax payments. The deferred amounts are recorded as a liability within other accrued liabilities in the Company’s consolidated balance sheets.

As state and local governments started lifting restrictions toward the end of the second quarter of 2020, the Company saw an improvement in traffic and sales trends. Throughout the remainder of 2020, the Company took a cautious approach to investing in activities that would increase its SG&A expenses. While many retailers elected to expand their store hours as state and local restrictions started to ease, the Company maintained a reduced hours schedule throughout the third quarter of 2020. During the fourth quarter of 2020, the Company started making limited adjustments to add hours during the week for select stores. During first quarter of 2021, the Company started adding Sunday hours back to select stores. Overall, the decision to limit the number of hours that the Company’s stores were open had an adverse impact on traffic and sales; however, the SG&A savings realized help drive a substantial improvement in the Company’s net income, operating income, and Adjusted EBITDA. These actions were a key catalyst making it possible to conserve cash and fully repay the Company’s outstanding debt in 2020.

During the third and fourth quarters of 2020, the Company experienced an elevated level of product outages due to vendor production delays and other disruptions in the Company’s supply chain. In many instances, vendor plants were forced to close or operate at a reduced capacity pursuant to a government mandate following the onset of COVID-19. While most vendors have been able to resume normal operations, many continue to work through large backlogs. The Company is actively partnering with its vendors to secure delivery of backordered product.

While the Company is cautiously optimistic with the current business trend and the progress made distributing COVID-19 vaccinations in recent months, a resurgence of COVID-19 cases could have a negative impact on the Company. Specifically, the Company could be adversely impacted by limitations on the Company’s employees to perform their work due to illness caused by the pandemic or local, state, or federal orders requiring the Company’s stores to close or employees to remain at home; limitation of carriers to deliver the Company’s products to customers; product shortages; limitations on the ability of the Company’s customers to conduct their business and purchase the Company’s products and services; and limitations on the ability of the Company’s customers to pay the Company in a timely manner. These events could have a material, adverse effect on the Company’s results of operations, cash flows and liquidity. In addition, even after the COVID-19 pandemic has subsided, the Company may continue to experience adverse impacts to its business as a result of the economic impact of the pandemic.

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OTHER RECENT DEVELOPMENTS

As previously reported, on February 2, 2021, the Company’s Board of Directors (the “Board”) unanimously voted to form a special committee (the “Special Committee”) comprised of Mark J. Bonney, Linda Solheid and Deborah Glasser, three of its independent directors, to evaluate, and to make a recommendation to the Board regarding potential relisting of the Company’s common stock on The Nasdaq Stock Market LLC (“Nasdaq”). Thereafter, the Special Committee undertook a thorough and deliberate process to evaluate the potential benefits, costs, burdens, and process associated with applying for listing and listing the Company’s common stock with Nasdaq, and the Special Committee unanimously recommended that the Board authorize the Company to apply to list its common stock on Nasdaq. On March 1, 2021, after receiving the recommendation of the Special Committee, and evaluating the potential benefits, costs, burdens, and process associated with applying for listing and listing of the Company’s stock on Nasdaq, the Board unanimously voted to authorize the Company to apply for listing of its common stock with Nasdaq. The Company’s common stock is currently quoted on the Pink tier of the OTC Markets under the symbol “TTSH”. The Company has submitted its listing application and will be working diligently to respond to any questions posed by Nasdaq’s representatives in a timely manner. The Company cautions its stockholders and others considering trading its securities that there is no assurance that Nasdaq will approve the Company’s listing application.

OUTLOOK

For the full year ending December 31, 2021, the Company expects:

Capital Expenditures	$12 - $15 million
New Stores	1 new store
Store Relocations	1 store relocation
Inventory	less than $90 million

WEBCAST AND CONFERENCE CALL

As announced on March 4, 2021, the Company will host a conference call via webcast for investors and other interested parties beginning at 9:00 a.m., Eastern Time, on Thursday, March 11, 2021. The call will be hosted by Cabell Lolmaugh, CEO, Nancy DiMattia, CFO, and Mark Davis, Vice President of Investor Relations and Chief Accounting Officer.

Participants may access the webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (844) 421-0597 or (716) 247-5787 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Contact:

Investors and Media:

Mark Davis

Vice President of Investor Relations and Chief Accounting Officer

763-852-2978

mark.davis@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (OTC Pink: TTSH), is a leading specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. The Tile Shop currently operates 143 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. Many of the Company’s risks have been, and may further be, exacerbated by the COVID-19 pandemic. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$9,617	$9,104
Restricted cash	655	815
Receivables, net	2,975	3,370
Inventories	74,296	97,620
Income tax receivable	8,116	3,090
Other current assets, net	8,995	8,180
Total Current Assets	104,654	122,179
Property, plant and equipment, net	99,035	130,461
Right of use asset	132,374	137,737
Deferred tax assets	5,341	7,196
Other assets	1,286	2,241
Total Assets	$342,690	$399,814

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,382	$18,181
Current portion of lease liability	27,223	26,993
Income tax payable	93	87
Other accrued liabilities	34,106	24,589
Total Current Liabilities	76,804	69,850
Long-term debt, net	-	63,000
Long-term lease liability, net	122,678	131,451
Financing lease obligation, net	-	274
Other long-term liabilities	4,146	4,340
Total Liabilities	203,628	268,915

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,701,080 and 50,806,674 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	158,556	156,482
Accumulated deficit	(19,487)	(25,518)
Accumulated other comprehensive loss	(12)	(70)
Total Stockholders' Equity	139,062	130,899
Total Liabilities and Stockholders' Equity	$342,690	$399,814

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share and per share data)

(2020 unaudited)

	Three Months Ended		Twelve Months Ended,
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$81,556	$78,596	$325,057	$340,351
Cost of sales	25,704	24,848	103,532	104,232
Gross profit	55,852	53,748	221,525	236,119
Selling, general and administrative expenses	53,177	58,162	215,149	237,476
Income (loss) from operations	2,675	(4,414)	6,376	(1,357)
Interest expense	(228)	(843)	(1,874)	(3,792)
Other income (expense)	-	(11)	-	12
Income (loss) before income taxes	2,447	(5,268)	4,502	(5,137)
(Provision for) benefit from income taxes	(1,072)	1,022	1,529	674
Net income (loss)	$1,375	$(4,246)	$6,031	$(4,463)

Earnings (loss) per common share:
Basic	$0.03	$(0.09)	$0.12	$(0.09)
Diluted	$0.03	$(0.09)	$0.12	$(0.09)

Weighted average shares outstanding:
Basic	50,050,495	49,802,402	49,957,356	50,624,309
Diluted	50,994,263	49,802,402	50,583,742	50,624,309

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Gross margin rate	68.5%	68.4%	68.1%	69.4%
SG&A expense rate	65.2%	74.0%	66.2%	69.8%
Income (loss) from operations margin rate	3.3%	(5.6)%	2.0%	(0.4)%
Adjusted EBITDA margin rate	13.3%	6.5%	12.3%	10.2%

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Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(2020 unaudited)

	Twelve Months Ended,
	December 31,
	2020	2019
Cash Flows From Operating Activities
Net income (loss)	$6,031	$(4,463)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation & amortization	31,336	33,546
Amortization of debt issuance costs	473	595
Loss on disposals of property, plant and equipment	-	399
Impairment charges	2,155	-
Non-cash lease expense	24,025	23,230
Stock based compensation	2,241	2,645
Deferred income taxes	1,855	(1,621)
Changes in operating assets and liabilities:
Trade receivables	394	(286)
Inventories	23,323	12,475
Other current assets, net	(327)	(184)
Accounts payable	(3,207)	(4,503)
Income tax receivable / payable	(5,020)	357
Accrued expenses and other liabilities	(17,683)	(23,627)
Net cash provided by operating activities	65,596	38,563
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,968)	(27,000)
Proceeds from insurance	-	610
Net cash used in investing activities	(1,968)	(26,390)
Cash Flows From Financing Activities
Payments of long-term debt and financing lease obligations	(127,262)	(53,204)
Advances on line of credit	64,100	63,000
Dividends paid	-	(7,706)
Repurchases of common stock	-	(10,456)
Employee taxes paid for shares withheld	(167)	(256)
Net cash used in financing activities	(63,329)	(8,622)
Effect of exchange rate changes on cash	54	(14)
Net change in cash, cash equivalents and restricted cash	353	3,537
Cash, cash equivalents and restricted cash beginning of period	9,919	6,382
Cash, cash equivalents and restricted cash end of period	$10,272	$9,919

Cash and cash equivalents	$9,617	$9,104
Restricted cash	655	815
Cash, cash equivalents and restricted cash end of period	$10,272	$9,919

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$407	$98
Cash paid for interest	1,976	3,735
Cash paid for taxes, net of refunds	1,608	471

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